UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 22, 2024, Angel Studios, Inc., a Delaware corporation (the “Company”), sold 35,260 shares of its Class C common stock, par value $0.001 per share (the “Class C Common Stock”) to a family member (the “Purchaser”) of Mr. Jeffrey Harmon, the Company’s Chief Content Officer, pursuant to the Class C common stock purchase agreement dated May 22, 2024 between the Company and the Purchaser (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the price of the Class C Common Stock was $14.18 per share, for a total purchase price of $499,986.80.

The issuance of the Class C Common Stock to the Purchaser was made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Purchaser has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D, and the sale of the Class C Common Stock was made without general solicitation or advertising. No commissions were paid in connection with the sale of these securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: May 24, 2024	By:	/s/ Patrick J. Reilly
Patrick J. Reilly
Chief Financial Officer and Secretary